Exhibit (e)(4)

Appendix A

Amended and Restated as of February 5, 2020

Name of Fund
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Dividend Strategy Fund
ClearBridge International Small Cap Fund
ClearBridge International Value Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Sustainability Leaders Fund
ClearBridge Tactical Dividend Income Fund
Legg Mason Defensive Fund
Legg Mason Income Fund
Legg Mason Low Volatility Fund
Legg Mason Adaptive Growth Fund
Legg Mason High Growth Fund
QS Conservative Growth Fund
QS Defensive Growth Fund
QS Global Dividend Fund
QS Global Equity Fund
QS Growth Fund
QS Moderate Growth Fund
QS S&P 500 Index Fund
QS U.S. Large Cap Equity Fund